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                                                                    Exhibit 99.1

                                                                 JAWSNEWSRELEASE

          JAWS TECHNOLOGIES INC. ANNOUNCES ACQUISITION OF CHICAGO-BASED
                            NUCLEUS CONSULTING, INC.

TORONTO, Ontario, Canada, April 24, 2000 - JAWS Technologies Inc. announced today that it has signed an agreement to acquire Nucleus Consulting Inc. of Chicago, Illinois. Nucleus is a successful, private company founded in Chicago in 1994 with an impressive global Fortune 500 client-base. The company specializes on helping clients deploy cost-effective, reliable networked solutions on a global, national and local scale.

"The acquisition of Nucleus provides an excellent opportunity for JAWS Technologies to integrate our end-to-end security solutions model for the benefit of Nucleus' network infrastructure clients and for existing JAWS clientele," said Robert Kubbernus, Chairman and CEO, JAWS Technologies Inc. "Nucleus brings us a team of six full-time highly motivated professional business analysts with nearly 120 years combined experience in deploying networked technologies. Nucleus clients include: Arthur Andersen, Salomon Brothers (Citigroup), SunAmerica Financial (AIG Insurance), Zurich Insurance, and Ingersoll Rand, just to name a few."

With a combined stock and cash total purchase price of US $4 million, Nucleus owners will be compensated with an initial payment of US $1 million and up to 428,000 shares of JAWS stock issued over the next two years. The terms of the agreement allow for the release of stock payment based on the successful achievement of quarterly performance targets.

Nucleus will remain in their current location in Chicago, however the combined entity will operate under the JAWS brand," added Kubbernus. "We look forward to working with our new employees and clients - and having them lead the way through JAWS University, our comprehensive knowledge management program announced earlier this year. Further, we anticipate that from Chicago we can service the American mid-west in all of our business areas, but especially through our financial services and healthcare verticals."

It is anticipated that the acquisition of Nucleus should immediately allow for a $4 million annualized increase in revenue to JAWS, not including the advantages given to new sales of JAWS' products and services which will be generated through this acquisition.

"Over the last 12 months I have been looking for the right opportunities to allow Nucleus to effectively meet the increasing demands of our customers," said Chuck Ehredt, President of Nucleus Consulting Inc. "With the dramatic increase in worldwide demand for information security services, we needed to find a strong and aggressive partner to help us meet our customer needs and requirements. In JAWS, we found an ideal combination of services, products, and relationships/alliances that will allow us to compete as a significant global security services company."

Ehredt added, "We believe the services which JAWS can add to our core competencies will allow us to increase services to existing clients by an additional 40 to 50 per cent, and appeal to a significant number of prospective clients."

                                                                 JAWSNEWSRELEASE

ABOUT NUCLEUS CONSULTING, INC.




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Nucleus Consulting is an international consulting firm focused on providing their clients with efficient enterprise networked solutions to their information management requirements. Headquartered in Chicago, Illinois, Nucleus integrates traditional Local Area Networks (LANs), Wide Area Networks (WANs), computer systems and manual processes to provide enterprise-wide networked solutions to streamline business practices. Nucleus targets industries including financial markets, retail banking, transportation, healthcare, manufacturing and professional services. For more information, visit the company's website at www.nucleusconsulting.com

ABOUT JAWS TECHNOLOGIES: "INFORMATION IS POWER. PROTECT IT."

JAWS Technologies is a leader in secure information management solutions including security software products, consulting services and secure Internet and remote data storage services for key client groups including governments, law enforcement, healthcare, legal and accounting, financial services, e-commerce, internet service providers and application service providers. JAWS' western business unit is in Calgary, Canada, its eastern business unit is located in Toronto, Canada, with offices in Edmonton, Boston, New Jersey, Chicago and California. JAWS has over one hundred and forty employees, twenty five strategic partners, approximately 100 corporate clients, over 300 authorized re-sellers and has distributed approximately 580,000 copies of JAWS XMAIL, a secure messaging email software program. JAWS Technologies is traded on the NASDAQ National Markets, under the symbol JAWZ. For more information, visit the company's website at www.jawstech.com or call 1-888-301-5297.

Forward-looking statements and comments in this press release are made pursuant to safe harbor provisions of the Securities Exchange Act of 1934. Such statements relating to, among other things, the prospects for the companies to complete the transaction and enhance operating results, are necessarily subject to risks and uncertainties, some of which are significant in scope and nature. These risks may be further discussed in periodic reports and registration statements to be filed by the Company from time to time with the Securities and Exchange Commission in the future.

For more information, please contact:

Media:
Leanne Bucaro
Director, Media Communications
JAWS Technologies Inc.
416-708-4488
lbucaro@jawstech.com

Investors:
Kerk Hilton
Vice President, Investor Relations
JAWS Technologies Inc.
Toll Free: 1.888.301.5297
403-508-5055
investors@jawstech.com